Exhibit 99.1

Subsidiaries of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited

Non-statutory combined financial statements

10 month period ended 31 October 2009

Independent Auditor’s Report

To the directors of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited

We have audited the accompanying combined balance sheet of the subsidiaries of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited (as defined in note 1 therein) as at October 31, 2009 and the related Profit and Loss account, Statement of Total Recognised Gains and Losses and Cash Flow Statement for the 10 month period then ended. These combined financial statements are the responsibility of the Directors. Our responsibility is to express an opinion thereon, based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the companies as of October 31, 2009 and the results of their operations and cash flows for the 10 month period then ended in conformity with Financial Reporting Standards as issued by the Accounting Standards Board, and as promulgated by Chartered Accountants Ireland (Irish GAAP).

/s/ KPMG

Dublin, Ireland

January 13, 2010

Group of certain ARAMARK subsidiaries

Statement of accounting policies

for the period ended 31 October 2009

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group’s non-statutory combined financial statements.

Basis of preparation

The non-statutory combined financial statements are prepared in euro in accordance with generally accepted accounting principles in Ireland under the historical cost convention and comply with financial reporting standards of the Accounting Standards Board, as promulgated by Chartered Accountants Ireland.

The Group non-statutory combined financial statements combine the financial statements of the entities listed in note 1 as at 31 October 2009, as set out in that note.

Turnover

Turnover is measured at the fair value of the consideration received or receivable and represents amounts receivable for services provided in the normal course of business, net of discounts and value added tax. Turnover comprises fees for building consultancy, property management fees, and commissions on other services provided. Turnover is recognised as services are provided.

Turnover is accrued for services provided by the accounting date but not invoiced and deferred if services are invoiced but not fully provided by the accounting date. Turnover on long term projects and on-going management is spread over the period in which the services are being provided.

Where the Group acts as principal in the provision of these services, turnover is recognised together with a corresponding cost of sale. Where the Group acts as agent in the provision of these services, the turnover recognised amounts to the net fee earned.

Foreign currencies

Transactions denominated in foreign currencies are recorded in a company’s functional currency at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates of exchange prevailing at that date. Any gains or losses arising from a change in exchange rates subsequent to the date of the transaction are dealt with in the profit and loss account.

For the purposes of the combination, the closing rate/ net investment method is used, under which translation gains or losses are included in the profit and loss reserve.

Group of certain ARAMARK subsidiaries

Statement of accounting policies (continued)

for the period ended 31 October 2009

Taxation

Current tax is provided on the group’s taxable profits, at amounts expected to be paid using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. Provision is made at the rates expected to apply when the timing differences reverse. Timing differences are differences between the group’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in taxable profits in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Leases

Tangible fixed assets acquired under finance leases are included in the balance sheet at their equivalent capital value and are depreciated over the shorter of the lease term and their useful lives. The interest element of these obligations is charged to the profit and loss account over the relevant period. The capital element of the future payments is treated as a liability.

Rental payments under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Pensions

Group companies operate a defined benefit pension scheme and multiple defined contribution schemes. The assets of each scheme are held separately from those of the company in independently administered funds. The amount charged against profits for the defined contribution schemes represent the contributions payable in respect of the financial year.

For the defined benefit scheme, the amount charged to operating profit is the cost of accruing pension benefits promised to employees over the year plus any benefit improvements granted to members by the company during the year. Other finance charges/income in the profit and loss account include a credit equivalent to the company’s expected return on the pension scheme’s assets over the year, offset by a charge equal to the expected increase in the scheme’s liabilities over the year. The difference between the market value of the scheme’s assets and the present value of the scheme’s liabilities is disclosed as an asset/liability on the balance sheet, net of deferred tax (to the extent that it is recoverable). Any difference between the expected return on assets and that actually achieved, and any changes in the liabilities over the year due to changes in assumptions or experience within the scheme, are recognised in the statement of total recognised gains and losses.

Pension scheme assets are measured using market values. For quoted securities the current bid price is taken as market value. Pension scheme liabilities are measured using a projected unit method and discounted at the current rate of return on a high quality corporate bond of equivalent term and currency to the liability.

Group of certain ARAMARK subsidiaries

Statement of accounting policies (continued)

for the period ended 31 October 2009

Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation and provision for impairment. Depreciation is calculated to write off the cost of tangible fixed assets on a straight line basis over their expected useful lives using the following rates:

Fixtures and fittings	10%
Computer equipment	33%
Motor vehicles	20%

Intangible assets

Intangible fixed assets are stated at cost less accumulated amortisation and provision for impairment.

Amortisation is calculated to write off the cost of intangible fixed assets on a straight line basis over their expected useful lives using the following rates:

Computer software	10%

Financial fixed assets

Investments in subsidiaries are shown at cost less provision for impairment.

Client monies

Certain companies in the Group have operational control over client monies to facilitate the provision of property services. These monies belong to clients. These monies are not recognised on the balance sheet but the amount thereof is disclosed in a note to the non-statutory combined financial statements.

Group of certain ARAMARK subsidiaries

Profit and loss account

for the period ended 31 October 2009

	Notes	10 month period ended 31 October 2009 €

Turnover - continuing operations		50,736,641
Cost of sales		(38,038,524)

Gross profit		12,698,117
Selling, general and administrative expenses		(10,269,410)

Operating profit - continuing operations		2,428,707
Gain on disposal of tangible fixed assets		2,028

Profit on ordinary activities before interest		2,430,735
Interest receivable and similar income	2	81,581
Interest payable and similar charges	3	(808,990)

Profit on ordinary activities before taxation		1,703,326
Tax on profit on ordinary activities	4	(306,197)

Profit for the financial period		1,397,129

Group of certain ARAMARK subsidiaries

Statement of total recognised gains and losses

for the period ended 31 October 2009

	Notes	10 month period ended 31 October 2009 €

Profit for the financial period		1,397,129
Actual gain on post employment pension schemes	14	550,000
Related deferred tax liability		(65,125)
Currency translation differences		155,396

Total recognised gains for the financial period	12	2,037,400

Group of certain ARAMARK subsidiaries

Balance sheet

as at 31 October 2009

	Notes	31 October 2009 €
Fixed assets
Intangible assets	5	9,275
Tangible assets	6	674,180
Financial assets	7	14,044,689

		14,728,144

Current assets
Stocks	8	261,790
Debtors	9	11,878,572
Cash at bank and in hand		6,005,149

		18,145,511

Creditors: amounts falling due within one year	10	(14,405,901)

Net current assets		3,739,610

Total assets less current liabilities		18,467,754

Creditors: amounts falling due after more than one year	10	(44,288)

Net assets before post employment liabilities		18,423,466

Post employment liabilities (net of deferred taxation)	14	(678,125)

Net assets		17,745,341

Capital and reserves
Called up share capital	11	337,023
Capital conversion reserve fund		308
Share premium		216,585
Capital contribution	11	9,618,477
Profit and loss account	12	7,572,948

Shareholders’ funds	12	17,745,341

Group of certain ARAMARK subsidiaries

Cash flow statement

for the period ended 31 October 2009

	Notes	10 month period ended 31 October 2009 €

Net cash inflow from operating activities	13	1,742,640
Returns on investments and servicing of finance	13	(675,593)
Capital expenditure and financial investment	13	(61,708)
Taxation		(613,507)

Net cash inflow before financing		391,832
Financing	13	(947,950)

Decrease in cash		(556,118)

Cash at bank and in hand, start of period		6,561,267

Cash at bank and in hand, end of period		6,005,149

Group of certain ARAMARK subsidiaries

Notes forming part of the combined financial statements

1	Basis of preparation, ownership and operations

Background, ownership and operations

Up to 30 October 2009, the various entities listed below were wholly owned subsidiaries of Veris plc, a listed Irish entity. Effective 30 October 2009, the entities were acquired by ARAMARK Corporation, via two intermediate holding companies : (i) ARAMARK Ireland Holdings Limited, which acquired the Irish-registered companies, and (ii) ARAMARK Investments Limited, which acquired the UK-registered companies. The acquired companies, which are primarily involved in the provision of property management and facilities management services in Ireland and the UK, are as follows:

Name	Activity
Registered in Ireland

Irish Estates (Management) Limited	Property management
Irish Estates (Facilities Management) Limited	Facilities management
Vector Workplace and Facility Management Limited	Facilities management
Spokesoft Technologies Limited	Software development
Glenrye Properties Services Limited	Property management
Premier Management Company (Dublin) Limited	Property management

Registered in the UK

Veris UK Limited	Investment holding
Orange Environmental Building Services Limited	Facilities management
Orange Support Services Limited	Facilities management
Vector Environmental Services Limited	Environmental and process engineering consultancy

Prior to the disposal of its subsidiaries, Veris plc undertook a number of restructuring steps, all of which have been reflected in the financial statements for the 10 month period ended 31 October 2009, as follows:

•	Contributed capital to Veris UK Limited to enable it to discharge bank loans in the amount of €9.6 million.

•	Charged management charges to certain of the subsidiaries being disposed of.

•	Made tax group relief elections between certain of the subsidiaries being disposed of.

•	Paid a non-cash dividend to Veris plc from one of the subsidiaries being disposed of.

•	Cleared all intragroup balances between Veris plc and the subsidiaries being disposed of.

Group of certain ARAMARK subsidiaries

Notes (continued)

1	Basis of preparation, ownership and operations (continued)

Basis of preparation

These non-statutory combined financial statements have been prepared in order to facilitate reporting by ARAMARK Corporation in the U.S. The principles which have been followed in their preparation are as follows:

•	Generally Accepted Accounting Principles in Ireland (“Irish GAAP”) have been followed, as summarised in the Statement of Accounting Policies.

•

While all of the entities are now, ultimately, subsidiaries of ARAMARK Corporation, the entities together do not form a group for consolidation purposes, and consolidated financial statements were historically prepared only at the Veris plc level. Accordingly, these financial statements have been prepared on a combined basis. All balance sheet captions and other equity balances have been aggregated.

•	As these are special purpose financial statements, comparative information has not been included.

•	The results and balance sheets of sterling denominated entities have been translated at average and period rates respectively, both of which were €1 = Stg£0.90.

Group of certain ARAMARK subsidiaries

Notes (continued)

2	Interest receivable and similar income

10 month period ended 31 October 2009 €
Bank interest received	140,581
Other finance income	109,000
Interest on post employment scheme liabilities	(168,000)

81,581

3	Interest payable and similar charges

10 month period ended 31 October 2009 €

Interest payable on bank overdraft	402
Interest on bank loans, repayable within five years	803,202
Finance lease interest	12,570
Foreign exchange gains, net	(7,184)

808,990

Group of certain ARAMARK subsidiaries

Notes (continued)

4	Tax on profit on ordinary activities

10 month period ended 31 October 2009 €

Corporation tax at 12.5%	276,746
Underprovision in prior period	17,836

294,582

Deferred tax	11,615

306,197

The effective rate of Irish corporation tax assessed for the year is different from the standard rate of corporation tax. The differences are explained below:

10 month period ended 31 October 2009 €

Profit on ordinary activities before taxation	1,703,326

Profit on ordinary activities at corporation tax rate in Ireland of 12.5%	212,916

Effects of:
Capital allowances less than depreciation	10,356
Expenses allowable for tax purposes	(7,475)
Income tax at higher rate	6,664
Income tax withheld	(12,720)
Losses not utilised in the period	3,957
Group relief surrendered	29,039
Other differences	34,009
Adjustment in respect of previous periods	17,836

Total current tax	294,582

Group of certain ARAMARK subsidiaries

Notes (continued)

5	Intangible assets - software

31 October 2009 €
Cost
At beginning of period	111,411
Additions	—

At end of period	111,411

Amortisation
At beginning of period	93,410
Amortisation in period	8,726

At end of period	102,136

Net book value	9,275

Group of certain ARAMARK subsidiaries

Notes (continued)

6	Tangible fixed assets

Group	Fixtures and fittings €	Computer equipment €	Motor vehicles €	Total €
Cost
At beginning of period	1,228,134	643,956	1,063,295	2,935,385
Additions	12,383	13,740	44,070	70,193
Disposals	(9,730)	(8,500)	(27,954)	(46,184)
Translation adjustment	—	—	25,327	25,327

At end of period	1,230,787	649,196	1,104,738	2,984,721

Depreciation
At beginning of period	997,105	555,295	553,212	2,105,612
Charge for period	51,554	44,804	144,416	240,774
Disposals	(9,730)	(8,028)	(21,969)	(39,727)
Translation adjustment	—	—	3,882	3,882

At end of period	1,038,929	592,071	679,541	2,310,541

Net book value
At 31 October 2009	191,858	57,125	425,197	674,180

7	Financial fixed assets – Investments in subsidiaries

31 October 2009 €
Balance, start of period	13,270,572
Currency translation difference	774,117

Balance, end of period	14,044,689

One of the group companies, Veris UK Limited, was not required to prepare consolidated financial statements for it and its subsidiaries (Orange Environmental Building Services Limited and Orange Support Services Limited) as it availed of the exemption provided by the preparation by Veris plc of consolidated financial statements. Accordingly its investment in subsidiaries is shown at cost.

Group of certain ARAMARK subsidiaries

Notes (continued)

8	Stocks

31 October 2009 €

Work in progress	45,343
Consumables	216,447

261,790

The replacement cost of stocks at 31 October 2009 did not differ significantly from the amounts shown above.

9	Debtors

31 October 2009 €
Amounts falling due within one year
Trade debtors	9,785,086
Prepayments	1,479,057
VAT receivable	296,585
Other debtors and accrued income	271,791
Deferred tax asset (i)	46,053

11,878,572

(i) The movement on the deferred tax asset was as follows:

At beginning of period	57,668
Charge for the period	(11,615)

At end of period	46,053

Group of certain ARAMARK subsidiaries

Notes (continued)

10	Creditors

Amounts falling due within one year

31 October 2009 €

Trade creditors	8,954,180
Deferred income	2,122,791
PAYE/PRSI	440,239
Corporation tax	185,234
VAT payable	277,701
Accruals and other creditors	2,357,326
Finance lease obligations	68,430

14,405,901

Amounts falling due after more than one year

31 October 2009 €

Finance lease obligations	44,288

11	Capital and reserves

As set out in Note 1, the share capital, capital conversion reserve fund and share premium balances have been arrived at by aggregating those balances in each of the subsidiary entities, except that the share capital of a company owned by another group company has been eliminated.

During the 10 month period ended 31 October 2009, Veris plc contributed €9.6 million in capital to Veris UK Limited (Note 1).

The profit and loss account balance represents the aggregation of the profit and loss account balances of each of the subsidiary entities.

Group of certain ARAMARK subsidiaries

Notes (continued)

12	Reconciliation of movement on profit and loss account and shareholders’ funds

	Profit and loss account	Shareholders’ funds
	10 month period ended 31 October 2009 €	10 month period ended 31 October 2009 €

Balance, beginning of period	6,532,352	7,086,268
Total recognised gains and losses for the financial period	2,037,400	2,037,400
Capital contribution from Veris plc	—	9,618,477
Non-cash distribution (i)	(996,804)	(996,804)

Balance, end of period	7,572,948	17,745,341

(i) During the period, a non-cash dividend was paid to the then parent entity, Veris plc.

13	Notes to the cash flow statement

(a)	Reconciliation of operating profit to operating cash flows

10 month period ended 31 October 2009 €

Operating profit	2,430,735
Depreciation of tangible fixed assets	240,774
Amortisation of intangible fixed assets	8,726
Profit on disposal of fixed assets	(2,028)
Movement in stocks	(98,687)
Movement in debtors	4,277,019
Movement in creditors	(5,292,513)
Foreign exchange movements	178,614

Net cash inflow from operating activities	1,742,640

Group of certain ARAMARK subsidiaries

Notes (continued)

13	Notes to the cash flow statement (continued)

		10 month period ended 31 October 2009 €
(b)	Analysis of cash flows

	Returns on investments and servicing of finance
	Interest paid	(803,604)
	Interest received	140,581
	Interest element of finance lease payments	(12,570)

	Net cash outflow	(675,593)

	Capital expenditure and financial investment
	Purchase of tangible fixed assets	(70,193)
	Sale of tangible fixed assets	8,485

	Net cash outflow	(61,708)

	Financing
	Repayment of bank loans	(10,480,712)
	Capital contribution from Veris plc	9,618,477
	Capital element of finance lease payments	(85,715)

	Net cash outflow	(947,950)

Group of certain ARAMARK subsidiaries

Notes (continued)

14	Pension information

Up to 31 December 2008 pensions for employees were funded through two defined benefit pension schemes and multiple defined contribution schemes. One of the defined benefit schemes, the Irish Estates (Management) Retirement Benefits Plan, was wound up with effect from 31 December 2008. The assets of the scheme were assumed by the other defined benefit scheme, the Irish Estates Pension Scheme, from that date. The wind up and transfer of assets and liabilities had no impact on the financial statements as there was no change in the benefits under the schemes and the two schemes had already been treated as a single entity for the purposes of Financial Reporting Standard No. 17 (FRS 17), Retirement Benefits.

The charge for the period in respect of the defined contribution schemes represents contributions payable by the group to the schemes and amounted to €27,501. There were outstanding contributions of €2,290 at the balance sheet date.

In relation to the defined benefit scheme, valuations are carried out every three years by independent actuarial consultants. The latest actuarial valuation of the scheme was carried out at 1 January 2009. The actuarial reports are available for inspection by members of the scheme and are not available for public inspection.

The group accounts for its defined benefit scheme in accordance with FRS 17. The valuations of the defined benefit scheme used for the purposes of FRS 17 disclosures have been based on the most recent actuarial valuations as identified and updated by the independent actuaries to take account of the requirements of FRS 17 in order to assess the liabilities as at 31 October 2009. The valuations have been performed using the projected unit method. Scheme assets are stated at their market value at the balance sheet date.

The main assumptions used by the actuary at 31 October 2009 were as follows:

2009

Rate of increase in pensionable salaries	3.00%
Discount rate applied to scheme liabilities	5.75%
Inflation rate	1.50%
Expected return on plan assets at beginning of period	6.17%

Group of certain ARAMARK subsidiaries

Notes (continued)

14	Pension information (continued)

The deficit in the scheme is as follows:

2009 €
Present value of funded defined benefit obligations	(3,392,000)
Fair value of plan assets	2,617,000

Deficit in the schemes	(775,000)
Related deferred tax asset	96,875

Net pension (liability) recognised in the balance sheet	(678,125)

Movement in present value of defined benefit obligation
2009 €’000

At 1 January	3,425
Current service cost	48
Interest cost	168
Actuarial (gains)	(280)
Benefits paid	(2)
Contributions by members	33

At 31 October	3,392

Group of certain ARAMARK subsidiaries

Notes (continued)

14	Pension information (continued)

Movements in fair value of plan assets

2009 €’000

At 1 January	2,129
Expected return on plan assets	109
Actuarial gains	270
Contributions by employer	78
Contributions by members	33
Benefits paid	(2)

At 31 October	2,617

The fair value of the plan assets and the return on those assets were as follows:

2009 Fair value €’000

Equities	1,588
Fixed interest	950
Property	79

Total plan assets	2,617

Actual return on plan assets	379

Group of certain ARAMARK subsidiaries

Notes (continued)

14	Pension information (continued)

The following are the amounts that have been included in the profit and loss account:

2009 €’000
Included in payroll costs
Current service costs	48

Net operating profit charge	48

Included in finance costs
Expected return on plan assets	(109)
Interest on pension scheme liabilities	168

Net finance cost	59

The following actuarial gains and losses have been recognised directly in equity:

2009 €’000

Cumulative loss at 1 January	(569)
Gains recognised during the period	550

Cumulative loss at 31 October	(19)

Group of certain ARAMARK subsidiaries

Notes (continued)

14	Pension information (continued)

History of plans

Balance sheet

	31 Oct 2009 €’000	31 Dec 2008 €’000	31 Dec 2007 €’000	31 Dec 2006 €’000	31 Dec 2005 €’000

Present value of scheme liabilities	(3,392)	(3,425)	(3,515)	(3,813)	(3,450)
Fair value of scheme assets	2,617	2,129	3,248	3,250	2,741

(Deficit)	(775)	(1,296)	(267)	(563)	(709)

Experience adjustments

	31 Oct 2009 €’000/%	31 Dec 2008 €’000/%	31 Dec 2007 €’000/%	31 Dec 2006 €’000/%	31 Dec 2005 €’000/%

Experience adjustments on scheme liabilities	74	85	(152)	(13)	(51)
as a percentage of scheme liabilities	2.2%	2.5%	4.3%	0.3%	1.5%

Experience adjustments on scheme assets	270	(1,310)	(307)	166	287
As a percentage of scheme assets	10.3%	(61.5%)	(9.5%)	5.1%	10.5%

The group expects to contribute approximately €60,000 to its defined benefit plan in the next financial year.

Group of certain ARAMARK subsidiaries

Notes (continued)

15	Operating leases

Annual commitments under non-cancellable operating leases are as follows:

2009 Land, Buildings & Other €
Leases expiring:
After one year	21,292
Between two and five years	101,898

123,190

16	Client monies

In addition to the cash balance disclosed on the balance sheet, the following monies, held on behalf of customers and clients, were held in designated accounts and were not recognised on the balance sheet:

2009 €

Client monies	18,151,218

17	Summary of certain significant Irish GAAP/US GAAP differences

The significant differences between Irish GAAP and Generally Accepted Accounting Principles in the United States of America (“US GAAP”) that are of relevance to these financial statements are as follows:

-	Presentation of assets—Certain combined companies have operational control over common area maintenance funds received in advance from clients to fund the management of property services. These funds are not recognised on the balance sheet under Irish GAAP but represent assets and liabilities under US GAAP.

-	Acquisition accounting—Under Irish GAAP, the acquisition of certain UK subsidiaries acquired by the immediate parent, Veris UK Limited, is recorded on the books of the ultimate parent company, Veris plc, and is reflected as a single unconsolidated “Investment in financial assets” caption in the financial statements of Veris UK Limited. Under US GAAP, accounting for acquisitions would have been “pushed down” to, or reflected on the books of the immediate parent, Veris UK Limited when those subsidiaries were acquired in 2007. This would have resulted in the recording of goodwill, customer-related intangible assets and a related deferred tax liability. The customer-related intangible assets would have been depreciated in equal annual instalments over their estimated useful life of 10 years.

-	Deferred taxes—Under Irish GAAP, deferred taxes are recorded in respect of timing differences between the recognition of items for tax and accounting purposes, subject to certain exceptions and to the extent that realization of a gain or loss is probable, as described in the note on accounting policies in the financial statements. Under US GAAP, deferred taxes are accounted for in full on all temporary differences using the liability method. A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will remain unrealised.

There are no other Irish GAAP/US GAAP differences that have a significant effect on these financial statements.

18	Approval of financial statements

The directors of ARAMARK Ireland Holdings Limited and ARAMARK Investments Limited approved these financial statements on 13 January 2010.

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